Item 77Q1
Legg Mason Partners Income Trust
Legg Mason Partners Oregon Municipals Fund

Registrant Incorporates by reference Registrant's
Form 495 BPOS
Definitive Materials
"dated August 28, 2007 filed on August 28, 2007."
(Accession No. 0001193125-07-189488)